UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BANCOLOMBIA S.A.

(Exact Name of Registrant as Specified in Its Charter)

Republic of Colombia	Not Applicable
(State of Incorporation or Organization)	(IRS Employer Identification No.)

Carrera 48 # 26-85, Avenida Los Industriales, Medellin, Colombia	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
4.625% Subordinated Notes due 2029	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement fi le number to which this form relates: 333-231038.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The material set forth in (i) the section captioned “The Securities” and “Legal Ownership” in the registrant’s registration statement on Form F-3 (Registration No. 333-231038) and (ii) the section captioned “Description of the Notes” in the registrant’s Prospectus Supplement, dated December 10, 2019, are each incorporated herein by reference. Copies of such description will be filed with the New York Stock Exchange LLC. The outstanding principal amount of the securities registered hereby may be increased from time to time in the future due to further issuances of securities having substantially the same terms. If any such additional securities are issued, a prospectus supplement relating to them will be filed with the Securities and Exchange Commission and will be deemed incorporated herein by reference. The securities registered hereby are, and any additional securities registered hereby in the future will be, all part of a single series as described in the documents referenced above.

Item 2.	Exhibits.

1.	Form of Indenture, between Bancolombia S.A. and The Bank of New York Mellon, as trustee.

2.	Form of Bancolombia S.A.’s Debt Security (included in Exhibit 1).

3.	Prospectus Supplement dated December 10, 2019, to Bancolombia S.A.’s Prospectus dated April 26, 2019, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b) filed on December 11, 2019.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 18, 2019

BANCOLOMBIA S.A.

By:	/S/ Jose Humberto Acosta Martin
Name:	Jose Humberto Acosta Martin
Title:	Chief Financial Officer